                                                               EXHIBIT (h)(3)(b)

                      AMENDMENT TO PARTICIPATION AGREEMENT

                                      Among

                  ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.

                                       and

                           AIG LIFE INSURANCE COMPANY

          WHEREAS, the above-named parties have executed a Participation Agreement, effective as of the 1/st/ day of May, 1995; and

          WHEREAS, the parties are desirous of expanding their business relationship to include other separate accounts of the Company; and

          WHEREAS, Company is desirous of adding other, non-Alliance, mutual funds to the list of those funds appearing on Schedule C of the Participation Agreement;

          NOW, THEREFORE, the parties agree that Schedules A and C to the Participation Agreement are amended to read as follows:

                                   SCHEDULE A
                   SEPARATE ACCOUNTS AND ASSOCIATED CONTRACTS

Name of Separate Account and                   Policy Form Number of Contracts
Date Established by Board of Directors         By Separate Account
..    Variable Account I                        45648-4/87
     (June 5, 1986)                            (Individual Single Premium
                                               Variable Deferred Annuity Contract)

                                               52049
                                               (Group Flexible Premium Variable Deferred
                                               Annuity Contract)

                                               56450
                                               (Group Flexible Premium Variable Deferred
                                               Annuity Certificate)

                                               56777
                                               (Individual Flexible Premium
                                               Variable Deferred Annuity Contract)

                                               11VAN0896
                                               (Individual Variable Annuity Contract)

                                               11VAN0896GP
                                               (Group Variable Annuity Contract)

                                               16VAN0896
                                               (Certificate of Coverage)

..    Variable Account II                       1VUL1294
     (June 5, 1986)                            (Individual Flexible Variable Universal Life
                                               Insurance Policy)

                                               11GVUL0597
                                               (Group Flexible Premium Variable Life
                                               Insurance Policy)

                                               16GVUL0597
                                               (Group Flexible Premium Variable Life
                                               Insurance Certificate)

                                               11GVULD997
                                               Group Flexible Premium Variable Life
                                               Insurance Policy (Sex-Distinct)

                                               11GVULU997
                                               (Group Flexible Premium Variable Life
                                               Insurance Policy) (Uni-sex)

                                               1lVUL399
                                               (Flexible Premium Variable Life Insurance
                                               Policy)

                                               1lVUL399G
                                               (Group Flexible Premium Variable Life
                                               Insurance Policy)

                                               16VUL399G
                                               (Group Flexible Premium Variable Life
                                               Insurance Certificate)

..    Variable Account III                      GVA-1067
     (October 27, 1994)                        (Eastern Airlines, Inc. Variable Benefit
                                               Plan for Flight Engineers -Non -
                                               Participating  Single Premium Group
                                               Variable Annuity Contract)

..    Variable Account IV                       11GVUL0495 (group contract)
     (July 18, 1995)

                                               16GVUL0495 (group certificate)

                                               11GVUL0197 (group contract)

                                               16GVUL0197 (group certificate)

                                               11PVUL0996 (individual contract)

                                               11JVUL0197 (individual contract)

                                               11JVUL0197 (individual contract)

                                               11JVUL0798 (individual contract)

                                               52221 (7/91) (individual contract)
                                               12PVUL1098 Rider

..    Variable Account 7, 8, 9 &10              11PVUL0996
     (December 11, 1998)                       (Individual Flexible Variable Life Policy)

                                               11FJVUL798
                                               (Joint and Last Survivor Variable Life
                                               Policy)

                                   SCHEDULE C

Investment companies currently available under variable annuities or variable life insurance issued by the Company:

Anchor Series Trust
AIM Variable Insurance Funds, Inc.
Alliance Variable Products Series Fund, Inc.
Delaware Group Premium Fund, Inc.
Dreyfus Stock Index Fund
Dreyfus Variable Investment Fund
Fidelity Variable Insurance Products Fund
Fidelity Variable Insurance Products Fund II
Goldman Sachs Variable Insurance Trust
Hotchkis & Wiley Variable Trust
Merrill Lynch Variable Series Fund
Mercury Asset Management Master Trust
Mitchell Hutchins Series Trust
Morgan Stanley Dean Witter Universal Funds, Inc.
Neuberger & Berman Advisers Management Trust
SunAmerica Series Trust
Templeton Variable Products Series Fund
Van Eck Worldwide Insurance Trust

          IN WITNESS WHEREOF, the parties have set their hand as of the 30th day of July, 1999.

          AIG LIFE INSURANCE COMPANY
          By:     /s/ Kenneth F. Judkowitz
                  ------------------------
          Name:   Kenneth F. Judkowitz
          Title:  Vice President

          ALLIANCE VARIABLE PRODUCTS SERIES FUND, INC.
          By:     /s/ Richard A. Winge
                  --------------------
          Name:   Richard A. Winge
          Title:  Senior Vice President Managing Director